Exhibit 99.1

February 14, 2005

Re:	Fourth Quarter 2004 Wells Limited Partnership Fact Sheets

Dear <<Investor Name>>:

At Wells Real Estate Funds, outstanding client service is a cornerstone of our business. As part of that commitment to you, I hope you find the following important information regarding your investment both informative today and helpful going forward.

Enclosed are fourth quarter 2004 Fact Sheets for each Wells limited partnership in which you hold units. In addition to summarizing each portfolio’s annualized yield and tax passive losses, the Fact Sheets highlight the properties purchased and sold, as well as current leasing percentages. For a more in-depth discussion of your investment, please reference the 2004 Form 10-K filing for your fund(s), which will be available after March 31, 2005, on the Wells Web site at www.wellsref.com. Your login is “investor,” and the password is “growth.”

To further help you track your Wells Limited Partnership investment, we are also providing you with the following list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund, Units, Net Amount Invested >>

In the future, I strongly encourage those of you who have not already done so to consider receiving other filings and correspondence electronically in order to save partnership expenses. Simply send an e-mail to clientservices@wellsref.com and include your full name, e-mail address, and the last four digits of your Wells account number or the last four digits of your Social Security number for authorization purposes. Please remember that you can change your mind at any time and reverse this decision. Any correspondence that includes personal account information will continue to be sent to you via U.S. mail.

As always, should you have any questions about your Wells investment, we would be pleased to assist you. Simply call a Wells Client Services Specialist at 800-557-4830 or send an e-mail to clientservices@wellsref.com

Thank you for your confidence and trust in Wells Real Estate Funds.

Sincerely,

Leo F. Wells III
General Partner

Enclosure(s)

cc:	Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 12/31/2004	PERCENT OWNED
Alstom Power	100%	48%

Avaya	100%	48%

Cort	SOLD	33%

47320 Kato Road (formerly known as Fairchild Technologies)	100%	13%

360 Interlocken Boulevard	93%	48%

Iomega	100%	48%

Ohmeda	100%	48%

WEIGHTED AVERAGE	99%

FUND FEATURES

OFFERING DATES	December 1996 – December 1997

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	78% to 22%

AMOUNT RAISED	$27,128,912

Portfolio Overview

Wells Fund X is in the holding phase of its life cycle. The Fund originally owned interests in seven properties, but one property — the Cort building — has already been sold. At this time, our focus involves maintaining the current high occupancy level within the portfolio and concentrating on re-leasing and marketing efforts that we believe will deliver the best operating performance for our investors.

We are pleased to highlight a few significant events within the Fund over the past year. We signed a lease extension at the Alstom Power building through October 2014. We signed a new five-year lease at 47320 Kato Road with TCI International. We also were successful in extending the Gaiam lease at 360 Interlocken through May 2008, and we recently signed two new leases that will increase the building occupancy to 93% in the first quarter 2005. Lastly, we made the first distribution of net sale proceeds to limited partners in November 2004, totaling approximately $1,035,000, from the sale of the Cort building.

While the portfolio enjoys a high occupancy level currently, we do face some near-term leasing issues that may negatively affect our operating performance. One of the tenant leases — Ohmeda — expires in April 2005, and we have the remaining vacant space to lease at 360 Interlocken. While these leasing challenges may impact performance, we are working aggressively with existing and potential tenants in these markets to minimize any negative effects to the extent possible.

The fourth quarter 2004 operating distributions to the Class A unit holders were 2.0%, an increase from the prior quarter. The distribution rate has remained low as a result of the level of re-leasing costs associated with the Alstom Power lease. The General Partners anticipate that operating distributions may continue to be reserved or remain low in the near term, given the anticipated capital for re-leasing the Ohmeda building and the remaining vacancy at 360 Interlocken in 2005. Once the details surrounding the extent of the capital requirements become known, the General Partners will evaluate if distributions of the remaining net sale proceeds from the Cort sale are appropriate.

We would like to highlight that through December 31, 2004, current Class A unit holders have received cumulative net operating cash flows since inception of approximately 58% of the amount originally invested. Limited partners who have held Class B units since inception have cumulatively received $7.20 per unit in allocated tax losses through December 31, 2003 (data for 2004 are not yet available). No operating distributions have been made to investors holding Class B units or to the General Partners, in line with the partnership agreement.

Continued on reverse

Property Summary

•	As mentioned previously, we have signed an extension of the lease with Alstom Power, with a new lease expiration date of October 31, 2014. While this lease extension includes some upfront costs and reduces the contract rent to current market levels, we avoided a significant vacancy in the Knoxville market, which is experiencing a 14% vacancy level. Now that the lease extension has been finalized, we are marketing this asset for sale.

•	The Avaya building in Oklahoma City, Oklahoma, is 100% leased through January 2008.

•	The Cort building was sold in September 2003, and net sale proceeds of approximately $1,818,000 have been allocated to the Fund. In November 2004, we distributed approximately $1,035,000 of these proceeds to the limited partners. The remaining $783,000 is being reserved to fund capital costs discussed previously.

•	We have signed a new lease at 47320 Kato Road, located in Fremont, California, in the Silicon Valley area. TCI International was previously subleasing the building from Fairchild Technologies. We have now completed a direct lease with TCI, beginning in December 2004 and extending through November 2009.

•	The 360 Interlocken Boulevard property is located in the Broomfield submarket of Denver, Colorado. The majority of this building is leased to Gaiam through May 2008, now that we have successfully extended its lease for three years. We recently signed two new leases that will increase the building occupancy to 93% in the first quarter 2005. We also continue to pursue tenants for the remaining vacancy at this property.

•	The Iomega building, located in Ogden, Utah, outside Salt Lake City, is 100% leased through April 2009.

•	The Ohmeda building is located in Louisville, Colorado, adjacent to the Broomfield submarket. The lease for this property expires in April 2005, and we are focused on lease negotiations for this asset.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2004	6.75%	4.50%	Reserved	2.00%	3.31%
2003	7.75%	7.00%	8.50%	7.25%	7.63%
2002	8.50%	8.50%	8.50%	8.50%	8.50%
2001	9.75%	10.00%	9.75%	9.75%	9.81%
2000	9.50%	9.75%	9.75%	10.00%	9.75%
1999	10.00%	9.24%	9.48%	9.39%	9.53%
1998	4.77%	8.00%	8.25%	10.01%	7.76%
1997	0.00%	0.00%	0.00%	2.72%	0.68%

TAX PASSIVE LOSSES – CLASS B PARTNERS

2004	2003	2002	2001	2000	1999
–*	20.56%	13.43%	11.94%	9.91%	9.83%

*	Not yet available

For further information, please refer to Fund X’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

© 2005 Wells Real Estate Funds